Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com http://cmegroup.mediaroom.com/

CME Group Inc. Reports Strong Fourth-Quarter and Full-Year Revenues and Net Income

•	Seventh consecutive year of record volume on a combined basis fueled strong 2007 revenues and net income

•	GAAP fourth-quarter earnings per share increased 29 percent to $3.75

•	Pro forma non-GAAP fourth-quarter earnings per share increased 41 percent to $3.77

•	First quarter dividend of $1.15 declared, up 34 percent compared to prior dividend

CHICAGO, February 5, 2008 – CME Group Inc. (NYSE, NASDAQ: CME) today reported total revenues increased 88 percent to $530 million and net income increased 96 percent to $201 million for fourth-quarter 2007 compared with fourth-quarter 2006. Diluted earnings per share rose 29 percent to $3.75. These GAAP results include the operations of both Chicago Mercantile Exchange (CME) and Board of Trade of the City of Chicago, Inc. (CBOT); $12.5 million of merger-related operating expenses consisting of restructuring charges, integration and legal costs, and the acceleration of depreciation related to CBOT data centers; and an $11.3 million reduction to non-operating expenses associated with the guarantee for holders of the Chicago Board Options Exchange (CBOE) exercise right privilege (ERP). The comparative results for 2006 reflect the operations of CME only.

Pro forma non-GAAP revenues increased 23 percent to $530 million and net income increased 37 percent to $202 million for fourth-quarter 2007 compared with fourth-quarter 2006. Pro forma non-GAAP diluted earnings per share in the fourth quarter were $3.77, a 41 percent increase versus fourth-quarter 2006. Fourth-quarter 2007 pro forma results exclude $12.5 million of merger-related operating expenses and the $11.3 million reduction to non-operating expenses associated with the ERP guarantee. The pro forma comparative results for 2006 reflect the operating results of both CME and CBOT as if they were combined. Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these pro forma results is included in the attached tables.

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, CME Group Auction Markets products, which were available to trade prior to July 2007, and Swapstream products.

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Total GAAP revenues for 2007 increased 61 percent to $1.8 billion and 2007 net income increased 62 percent to $659 million. Diluted earnings per share for the year, on a GAAP basis, rose 29 percent to $14.93 versus 2006. Full-year 2007 pro forma non-GAAP revenues increased 30 percent to $2.1 billion and net income increased 50 percent to $817 million compared with 2006. Diluted earnings per share, on a pro forma non-GAAP basis, grew 51 percent to $14.96 in 2007 versus 2006. Full-year 2007 pro forma results exclude $76.2 million of merger-related operating expenses and $17.2 million of non-operating expense associated with the ERP guarantee.

“CME Group has consistently delivered strong volume growth and 2007 was no exception, with combined average daily trading volume up 28 percent,” said CME Group Executive Chairman Terry Duffy. “This demonstrates the value of our markets for a customer base that is expanding globally. Moreover, our successful merger with the Chicago Board of Trade enables us to serve these customers more efficiently and effectively, as represented by the recent migration of all e-cbot interest rate, equity and agricultural products to the CME Globex electronic platform.”

“In a year of extraordinary achievement and strategic growth, CME Group delivered exceptional financial results while executing an historic merger, integrating operations, providing transaction processing services, launching new products and continuing to expand globally in Europe, Asia and South America,” said CME Chief Executive Officer Craig Donohue. “During 2007, CME Group combined trading volume surged to nearly 2.8 billion contracts worth more than $1.2 quadrillion. So far in 2008, volumes have grown 65 percent compared with combined volumes during the same period last year. This is evidence that customers are turning to the transparency and liquidity of our diverse product set, and the safety and soundness that a centrally cleared market provides.”

CME Group Inc. Fourth-Quarter and Full-Year 2007 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q4 FY07	Q4 FY06	Y/Y	FY07	FY06	Y/Y
Revenues	$530	$281	88%	$1,756	$1,090	61%
Expenses	$217	$123	76%	$706	$469	50%
Operating Income	$313	$158	97%	$1,050	$621	69%
Operating Margin %	59.0%	56.3%		59.8%	57.0%
Net Income	$201	$103	96%	$659	$407	62%
Diluted EPS	$3.75	$2.91	29%	$14.93	$11.60	29%

Pro Forma Non-GAAP

($s in millions, except per share)	Q4 FY07	Q4 FY06	Y/Y	FY07	FY06	Y/Y
Revenues	$530	$431	23%	$2,123	$1,636	30%
Expenses	$204	$203	1%	$836	$793	5%
Operating Income	$325	$228	43%	$1,287	$843	53%
Operating Margin %	61.4%	52.9%		60.6%	51.5%
Net Income	$202	$148	37%	$817	$546	50%
Diluted EPS	$3.77	$2.68	41%	$14.96	$9.94	51%

NOTE: See the CME Group Inc. Reconciliation of Pro Forma Non-GAAP to GAAP Measures for detail related to the adjustments made to reach the pro forma results.

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Pro Forma Non-GAAP Fourth-Quarter 2007 Financial Results

Fourth-quarter 2007 volume averaged 10.6 million contracts per day, up 23 percent versus the same period in 2006. Total quarterly volume exceeded 676 million contracts, of which a record 81 percent traded electronically. This strong volume drove $439 million in clearing and transaction fee revenue, an increase of 24 percent from $354 million on a pro forma basis in fourth-quarter 2006, assuming CME and CBOT were combined during that time. The average rate per contract was $0.648 for the quarter compared with the pro forma average rate per contract of $0.654 in fourth-quarter 2006.

Keeping in mind that the 2006 CME processing services revenue and related CBOT expense are excluded from the pro-forma non-GAAP results, CME Group processing services revenue for the combined company increased 85 percent from $9 million to $16 million. The fourth quarter was the sixth consecutive quarter of record NYMEX volume on CME Globex. Additionally, quotation data fees were up 11 percent to $50 million.

Fourth-quarter operating income on a pro forma basis was $325 million, an increase of 43 percent from $228 million for the year-ago period. The company’s operating margin was 61 percent compared with 53 percent for the same period last year. Operating margin is defined as operating income as a percentage of total revenues.

Pro Forma Non-GAAP Full-Year 2007 Financial Results

On a pro forma basis, CME Group posted its seventh consecutive year of record volume as total volume approached 2.8 billion contracts. Daily volume averaged 11.0 million contracts per day, up 28 percent versus 2006. Total electronic volume averaged 8.5 million contracts per day, up 41 percent from the prior year.

All major product lines have achieved year-over-year growth above 20 percent for two consecutive years. This strong volume trend drove $1.8 billion in clearing and transaction fee revenue during 2007, an increase of 31 percent from $1.3 billion in 2006, assuming CME and CBOT were combined during that time. CME Group processing services revenue for the combined company increased 296 percent from $15 million to $58 million. CME Group’s processing services agreement with NYMEX began in June 2006 and average daily volume for the remainder of 2006 was 252,000 contracts. NYMEX energy and metals product volume on CME Globex in 2007 more than tripled that amount, growing to 757,000 contracts per day. Additionally, quotation data fees were up 10 percent to $197 million.

Full-year operating income on a pro forma basis was $1.3 billion, an increase of 53 percent from $843 million for the year-ago period. The company’s operating margin was 61 percent compared with 52 percent for last year.

Company Guidance

In 2008, the company expects operating expenses to range from $835 to $850 million. This expense range would represent less than 2 percent growth compared with 2007 pro forma expense levels, driven by normal expense growth rates less merger-related expense synergies. Historically, the company’s expense growth has ranged between 11 and 13 percent annually. By the end of 2008, the company expects to achieve run-rate expense synergies of $150 million. In addition, capital expenditures in 2008 are expected to total $225 to $235 million, driven by continued technology and real estate expenditures.

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As part of a definitive cross-equity agreement with the Brazilian Mercantile & Futures Exchange, the company expects to issue 1.19 million shares of CME Group common stock, in conjunction with the first-quarter expected close of the transaction, provided that the arrangement is approved by the BM&F shareholders on February 26. At that point, these shares would be averaged into the company’s diluted share count.

Dividend

CME Group Inc. declared a first-quarter dividend of $1.15 cents per share, payable March 25, 2008, to shareholders of record as of March 10, 2008. This dividend represents a 34 percent increase from the prior CME Group quarterly dividend of 86 cents per share.

CME Group will hold a conference call to discuss fourth-quarter results at 9:00 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (http://www.cmegroup.com/) is the world’s largest and most diverse exchange. Formed by the 2007 merger of Chicago Mercantile Exchange Holdings Inc. (CME) and CBOT Holdings, Inc. (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME”.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. TRAKRS and Total Return Asset Contracts are trademarks of Merrill Lynch & Co., Inc. These trademarks are used herein under license. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at http://www.cmegroup.com/.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to successfully integrate the businesses of CME Holdings and CBOT Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services provided to third parties; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market

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conditions; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$845,312	$969,504
Collateral from securities lending	2,862,026	2,130,156
Marketable securities, including pledged securities	203,308	269,516
Accounts receivable, net of allowance	187,487	121,128
Other current assets	55,900	37,566
Cash performance bonds and security deposits	833,022	521,180

Total current assets	4,987,055	4,049,050
Property, net of accumulated depreciation and amortization	377,452	168,755
Intangible assets—trading products	7,987,000	—
Intangible assets—other, net of accumulated amortization	1,796,789	12,776
Goodwill	5,049,211	11,496
Other assets	108,690	64,428

Total Assets	$20,306,197	$4,306,505

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$58,965	$25,552
Payable under securities lending agreements	2,862,026	2,130,156
Short-term debt	164,435	—
Other current liabilities	157,615	78,466
Cash performance bonds and security deposits	833,022	521,180

Total current liabilities	4,076,063	2,755,354
Deferred tax liabilities	3,848,240	—
Other liabilities	76,257	32,059

Total Liabilities	8,000,560	2,787,413
Shareholders’ equity	12,305,637	1,519,092

Total Liabilities and Shareholders’ Equity	$20,306,197	$4,306,505

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Clearing and transaction fees	$438,517	$219,774	$1,427,320	$866,089
Quotation data fees	49,891	20,100	145,054	80,836
Processing services	16,104	27,929	106,404	90,148
Access and communication fees	10,459	7,262	35,804	28,742
Building and other	14,568	6,251	41,519	24,132

Total Revenues	529,539	281,316	1,756,101	1,089,947

Expenses
Compensation and benefits	71,756	53,915	263,347	202,966
Communications	13,498	8,096	43,471	31,580
Technology support services	17,196	7,849	50,480	31,226
Professional fees and outside services	16,814	8,727	53,142	33,184
Amortization of purchased intangibles	17,287	469	33,878	1,267
Depreciation and amortization	32,992	19,191	105,653	72,783
Occupancy and building operations	15,367	7,412	48,202	29,614
Licensing and other fee agreements	10,351	6,473	35,651	25,728
Restructuring	4,380	—	8,892	—
Marketing and other	17,272	10,873	62,892	40,521

Total Expenses	216,913	123,005	705,608	468,869

Operating Income	312,626	158,311	1,050,493	621,078

Non-Operating Income and Expense
Investment income	15,272	17,003	73,059	55,792
Securities lending interest income	29,934	23,589	121,494	94,028
Securities lending interest expense	(26,347)	(23,294)	(114,453)	(92,103)
Interest expense	(2,185)	(56)	(3,629)	(223)
Guarantee of exercise right privileges	11,333	—	(17,167)	—
Equity in losses of unconsolidated subsidiaries	(3,941)	(4,805)	(13,995)	(6,915)

Total Non-Operating	24,066	12,437	45,309	50,579

Income Before Income Taxes	336,692	170,748	1,095,802	671,657

Income tax provision	(135,634)	(68,146)	(437,269)	(264,309)

Net Income	$201,058	$102,602	$658,533	$407,348

Earnings per Common Share:
Basic	$3.78	$2.95	$15.05	$11.74
Diluted	$3.75	$2.91	$14.93	$11.60

Weighted Average Number of Common Shares:
Basic	53,245	34,812	43,754	34,696
Diluted	53,564	35,199	44,107	35,124

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Clearing and transaction fees	$438,517	$354,283	$1,766,879	$1,347,337
Quotation data fees	49,891	45,070	197,449	179,443
Processing services	16,104	8,704	58,417	14,739
Access and communication fees	10,459	8,960	39,064	35,645
Building and other	14,568	14,331	61,186	58,465

Total Revenues	529,539	431,348	2,122,995	1,635,629

Expenses
Compensation and benefits	71,756	74,146	306,776	283,794
Communications	13,498	12,178	51,754	49,058
Technology support services	17,196	15,718	66,878	63,097
Professional fees and outside services	14,142	12,742	48,917	49,347
Amortization of purchased intangibles	17,287	16,694	68,763	66,543
Depreciation and amortization	29,312	31,443	122,740	127,581
Occupancy and building operations	15,367	12,584	58,748	49,331
Licensing and other fee agreements	10,351	9,525	42,524	37,329
Marketing and other	15,517	18,173	68,473	66,440

Total Expenses	204,426	203,203	835,573	792,520

Operating Income	325,113	228,145	1,287,422	843,109

Non-Operating Income and Expense
Investment income	15,272	22,882	87,220	74,899
Securities lending interest income	29,934	23,590	121,494	94,028
Securities lending interest expense	(26,347)	(23,294)	(114,453)	(92,103)
Interest expense	(2,185)	(292)	(3,874)	(1,736)
Equity in losses of unconsolidated subsidiaries	(3,941)	(5,008)	(14,765)	(7,941)

Total Non-Operating	12,733	17,878	75,622	67,147

Income Before Income Taxes	337,846	246,023	1,363,044	910,256

Income tax provision	(136,099)	(98,409)	(546,178)	(364,102)

Net Income	$201,747	$147,614	$816,866	$546,154

Earnings per Diluted Common Share	$3.77	$2.68	$14.96	$9.94

Weighted Avg. Number of Diluted Common Shares*	53,564	55,032	54,599	54,947

Note: Pro Forma Non-GAAP results exclude merger-related costs and include CBOT operating results for the full quarter. The pro forma comparative results for 2006 reflect both the operating results for CME and CBOT as if they were combined. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes CBOT sharecount for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP Results
Revenues	$529,539	$281,316	$1,756,101	$1,089,947
Expenses	216,913	123,005	705,608	468,869

Operating Income	312,626	158,311	1,050,493	621,078

Non-Operating Income and Expense	24,066	12,437	45,309	50,579

Income before income taxes	336,692	170,748	1,095,802	671,657
Income tax provision	(135,634)	(68,146)	(437,269)	(264,309)

Net Income	$201,058	$102,602	$658,533	$407,348

Pro Forma Adjustments
Revenues:
CBOT premerger revenue	$—	$169,257	$414,881	$621,091
Common clearing service elimination (1)	—	(19,225)	(47,987)	(75,409)

Total Pro Forma Revenue Adjustment	—	150,032	366,894	545,682

Expenses:
CBOT premerger expense	—	93,452	219,296	345,054
Common clearing service elimination (1)	—	(19,225)	(47,987)	(75,409)
Amortization of intangibles (2)	—	16,357	34,825	65,428
Other (3)	(12,487)	(10,386)	(76,169)	(11,422)

Total Pro Forma Expense Adjustment	(12,487)	80,198	129,965	323,651

Adjustment to Operating Income	12,487	69,834	236,929	222,031

Non-Operating Income and Expense:
CBOT premerger non-operating income	—	5,441	13,146	16,568
Other (4)	(11,333)	—	17,167	—

Total Pro Forma Non-Operating Income and Expense Adjustment	(11,333)	5,441	30,313	16,568

Adjustment to income before income taxes	1,154	75,275	267,242	238,599
Adjustment to income tax provision(5)	(465)	(30,263)	(108,909)	(99,793)

Adjustment to Net Income	$689	$45,012	$158,333	$138,806

Pro Forma Non-GAAP Results
Revenues	$529,539	$431,348	$2,122,995	$1,635,629
Expenses	204,426	203,203	835,573	792,520

Operating Income	325,113	228,145	1,287,422	843,109

Non-Operating Income and Expense	12,733	17,878	75,622	67,147

Income before income taxes	337,846	246,023	1,363,044	910,256
Income tax provision	(136,099)	(98,409)	(546,178)	(364,102)

Net Income	$201,747	$147,614	$816,866	$546,154

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger.
(2)	Add amortization of intangible assets recorded in purchase of CBOT.
(3)	Reverse effect of restructuring, accelerated depreciation, integraton and legal expenses related to the merger with CBOT. Also removes CBOT merger-related transaction costs that were expensed.
(4)	Reverse impact of exercise right guarantee associated with CBOT merger.
(5)	Includes an adjustment to arrive at an average effective tax rate of 40% on pro forma income.

CME Group Inc.

Pro Forma Operating Statistics

	4Q 2006	1Q 2007	2Q 2007	3Q 2007	4Q 2007
Trading Days	63	62	64	63	64

Average Daily Volume (ADV)

(in thousands, average daily volumes combined for entire period)

Product Line	4Q 2006	1Q 2007	2Q 2007	3Q 2007	4Q 2007
Interest Rates	5,470	6,671	6,670	8,060	6,290
Equity E-mini	1,700	2,107	2,127	3,057	2,817
Equity standard-size	156	197	180	202	166
Foreign Exchange	508	555	527	635	561
Commodities & Alternative Investments	748	789	818	716	740

Total	8,581	10,320	10,322	12,670	10,574

Venue
Open outcry	2,106	2,312	2,297	2,652	1,876
Electronic (excluding TRAKRS)	6,342	7,846	7,838	9,806	8,528
Privately negotiated	133	162	188	212	169

Total	8,581	10,320	10,322	12,670	10,574

Average Rate Per Contract (RPC)

(in thousands, rate per contract generated from combined average daily volumes for entire period)

Product Line	4Q 2006	1Q 2007	2Q 2007	3Q 2007	4Q 2007
Interest Rates	$0.536	$0.519	$0.516	$0.519	$0.530
Equity E-mini	0.714	0.712	0.700	0.673	0.687
Equity standard-size	1.385	1.387	1.334	1.451	1.427
Foreign Exchange	1.085	1.106	1.090	0.951	0.985
Commodities & Alternative Investments	0.938	0.952	1.034	1.032	1.074

Average RPC (excluding TRAKRS)	$0.654	$0.640	$0.639	$0.622	$0.648

Venue
Open outcry	$0.516	$0.498	$0.492	$0.473	$0.517
Electronic (excluding TRAKRS)	0.642	0.630	0.626	0.613	0.629
Privately negotiated	3.389	3.130	2.948	2.878	3.057

Note: All volume and rate per contract data is based upon pro forma results. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products and CME Group Auction Markets products while the CME Group Auction Market products were available prior to July 2007.